                                                                    EXHIBIT 99.1

                              (HANOVER LETTERHEAD)


For further information, contact:
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
John A. Burchett, CEO, or Irma N. Tavares, COO
732/548-0101

                   HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
            2005 SECOND QUARTER RESULTS AND $0.30 PER SHARE DIVIDEND

      EDISON, NEW JERSEY, AUGUST 10, 2005 -- Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported a net loss for the three months ended June 30, 2005 of $(0.2) million, or $(0.02) per share on a fully diluted basis, compared to earnings of $0.6 million, or $0.07 per share on a fully diluted basis, for the same period in 2004. The Board of Directors declared a second quarter dividend of $0.30 per share on August 5, 2005 to be paid on September 2, 2005 to stockholders of record as of August 22, 2005, according to John A. Burchett, President and Chief Executive Officer.

Estimated REIT taxable income, which excludes income (losses) in taxable non-REIT subsidiaries, was $0.61 per share for the six months ended June 30, 2005. The Board of Directors' dividend policy is to annually pay four quarterly dividends based on management's estimate of HCM's GAAP income and REIT taxable income in order to pay annually the greater of GAAP income or 90% of REIT taxable income.

The loss reported for the three months ended June 30, 2005 resulted primarily from three factors. First, personnel expenses were impacted by the payment of $1.35 million representing the final installment of the earn-out under the terms of the 1997 Contribution Agreement relating to the initial public offering of HCM in 1997. This final installment was made under the terms of the Contribution Agreement because the total return to stockholders during the prescribed testing periods from July 1, 2002 to June 30, 2005 exceeded 15% annually.

The second factor was costs associated with the $20 million raised in March 2005 through a private placement of trust preferred securities. The proceeds of this issuance were not fully invested during the second quarter as demonstrated by HCM's cash position as of June 30, 2005 of $39.2 million compared to $20.6 million as of December 31, 2004. In July, HCM successfully invested approximately $20.5 million in subordinate mortgage backed securities.

The third factor was a loss for the quarter posted by HanoverTrade. While interest in and acceptance of the technology offered by HanoverTrade remains high, the lengthy sales cycle of its technology sales and its lower-than-expected Loan Sale Advisory performance continued to have a negative impact on earnings. The Board of Directors is reviewing strategic alternatives for this business unit. "We feel that our shareholders would be best served by evaluating the strategic options for HanoverTrade consistent with our goal of focusing on portfolio growth at HCM," Burchett continued.

In June 2005, HCM closed the collateralized mortgage obligation structure referred to as the 1999-A CMO and retired its financing securities. HCM purchased the $19.5 million of principal amount residential loans underlying this securitization, which substantially increased the Mortgage Loans Available for sale to $25.6 million as of June 30, 2005 compared to $0.2 million as of December 30, 2004.

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In June 2005, HCM also obtained a one-year committed line of credit, through a master repurchase agreement, from a major bank for up to $100 million to finance the purchase and holding of mortgage loans. HCM plans to use this line to acquire whole loan pools for investment and possible securitization.

Burchett added, "HCM's taxable subsidiary, Hanover Capital Partners Ltd., continued to have strong growth in revenues, with a total of $6.9 million for the six months ended June 30, 2005 compared to $5.1 million in the same period in 2004."

"The Subordinate MBS portfolio continues to perform well and we have not experienced credit losses in the three months ended June 30, 2005. The overall mortgage market also continues to perform well with respect to our portfolio. We continue to search for good purchase opportunities," Burchett concluded.

HCM will host an investor conference call on Wednesday, August 10, 2005 at 11:00 AM ET. The call will be broadcast on the Internet at www.vcall.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software. For those not available to listen to the live broadcast, a replay will be available shortly after the call at the vcall website.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT with offices throughout the country staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in non-interest income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade provides loan sale advisory and traditional loan brokerage services, technology solutions and valuation services. HanoverTrade also brokers loan pools, mortgage servicing rights and other similar assets through an Internet-based exchange. Hanover Capital Partners provides consulting and outsourcing services for third parties, including loan sale advisory services, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. For further information, visit HCM's Web site at www.hanovercapitalholdings.com.

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. HCM is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM's current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of HCM's Annual Report on Form 10-K for the year ended December 31, 2004 and in other securities filings by HCM. HCM's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.

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

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                   June 30, 2005   December 31,
                                                                    (unaudited)        2004
                                                                       ----            ----
                        ASSETS

Cash and cash equivalents                                            $  39,212       $  20,604
Accounts receivable                                                      3,151           2,153
Accrued interest receivable                                              1,054           1,036
Mortgage loans
    Held for sale                                                       25,555             175
    Collateral for CMOs                                                 15,930          40,926
Mortgage securities pledged under repurchase agreements
    Available for sale                                                  60,217          54,312
    Trading                                                             98,015          99,142
Mortgage securities, not pledged
    Trading                                                                 --          11,126
Equity investment in unconsolidated affiliates                             634           3,067
Other assets                                                            14,054           9,597
                                                                     ---------       ---------
                                                                     $ 257,822       $ 242,138
                                                                     =========       =========

                    LIABILITIES

Repurchase agreements                                                $ 146,696       $ 130,102
Collateralized mortgage obligations (CMOs)                              13,142          35,147
Dividends payable                                                           --           2,514
Accounts payable, accrued expenses and other liabilities                 2,654           3,156
Line of credit                                                           3,706              --
Liability to subsidiary trust issuing preferred securities              20,619              --
                                                                     ---------       ---------
                                                                       186,817         170,919
                                                                     ---------       ---------
Minority interest in equity of consolidated affiliate                      232              --
                                                                     ---------       ---------

                     STOCKHOLDERS' EQUITY

Preferred stock: $0.01 par value, 10 million shares authorized,
    no shares issued and outstanding                                        --              --
Common stock: $0.01 par value, 90 million shares authorized,
    8,421,940 and 8,381,583 shares issued and outstanding
    as of June 30, 2005 and December 31, 2004, respectively                 84              84
Additional paid-in capital                                             104,211         103,126
Notes receivable from related parties                                       --            (583)
Retained earnings (deficit)                                            (32,106)        (30,779)
Deferred stock-based compensation                                         (208)             --
Accumulated other comprehensive (loss) income                           (1,208)           (629)
                                                                     ---------       ---------
                                                                        70,773          71,219
                                                                     ---------       ---------
                                                                     $ 257,822       $ 242,138
                                                                     =========       =========


These statements are extracted from the Hanover Capital Mortgage Holdings, Inc. and Subsidiaries (HCM) Quarterly Report on Form 10-Q for the three and six months ended June 30, 2005 and therefore do not contain all the disclosures and information necessary for a complete understanding of the financial position and results of operations of HCM as of and for the three and six months ended June 30, 2005. For more information, the reader should obtain a copy of HCM's Annual Report on Form 10-K for the year ended December 31, 2004 and a copy of HCM's Quarterly Report on Form 10-Q for the three and six months ended June 30, 2005, available at HCM's Web site, www.hanovercapitalholdings.com.

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

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                  (unaudited)

                                                           Three Months Ended            Six Months Ended
                                                                June 30,                     June 30,
                                                                --------                     --------
                                                            2005         2004            2005          2004
                                                            ----         ----            ----          ----
REVENUES
   Interest income                                       $  3,832       $  3,124       $  7,664       $  6,227
   Interest expense                                         1,986            836          3,558          1,656
                                                         --------       --------       --------       --------
      Net interest income                                   1,846          2,288          4,106          4,571
   Loan loss provision                                         14              9             21             20
                                                         --------       --------       --------       --------
      Net interest income after loan loss provision         1,832          2,279          4,085          4,551
   Gain on sale of mortgage assets                          1,886          2,114          4,166          5,572
   Gain (loss) on mark to market of mortgage assets         1,262         (1,226)          (366)        (1,283)
   (Loss) gain on freestanding derivatives                 (2,044)           717         (1,336)          (349)
   Due diligence fees                                       2,726          1,729          4,719          3,109
   Assignment fees                                            428            710            977          1,295
   Technology                                                 961            238          1,515            626
   Loan brokering and advisory services                       336            902            848          1,393
   Reimbursed out-of-pocket expenses                          570            410          1,033            753
   Other income                                               135             96            191            188
                                                         --------       --------       --------       --------
      Total revenues                                        8,092          7,969         15,832         15,855
                                                         --------       --------       --------       --------

EXPENSES
   Personnel                                                3,556          3,709          5,816          6,014
   Subcontractors                                           1,496          1,128          2,677          2,177
   Legal and professional                                     642            820          1,562          1,407
   General and administrative                                 439            388            827            835
   Depreciation and amortization                              325            223            606            439
   Occupancy                                                  136            126            271            244
   Technology                                                 515            141            810            238
   Travel and entertainment                                    94            110            196            250
   Out-of-pocket expenses reimbursed                          570            410          1,033            753
   Other                                                      275            203            574            349
                                                         --------       --------       --------       --------
      Total expenses                                        8,048          7,258         14,372         12,706
                                                         --------       --------       --------       --------
         Operating income                                      44            711          1,460          3,149
Equity in loss of unconsolidated affiliates                  (104)           (64)          (200)           (40)
Minority interest in loss of consolidated affiliate           (14)            --            (14)            --
                                                         --------       --------       --------       --------
      Income before income tax provision (benefit)            (46)           647          1,274          3,109
   Income tax provision (benefit)                             117             34             74            (49)
                                                         --------       --------       --------       --------
NET INCOME (LOSS)                                        $   (163)      $    613       $  1,200       $  3,158
                                                         ========       ========       ========       ========
BASIC EARNINGS (LOSS) PER SHARE                          $  (0.02)      $   0.07       $   0.14       $   0.38
                                                         ========       ========       ========       ========
DILUTED EARNINGS (LOSS) PER SHARE                        $  (0.02)      $   0.07       $   0.14       $   0.38
                                                         ========       ========       ========       ========

These statements are extracted from the Hanover Capital Mortgage Holdings, Inc. and Subsidiaries (HCM) Quarterly Report on Form 10-Q for the three and six months ended June 30, 2005 and therefore do not contain all the disclosures and information necessary for a complete understanding of the financial position and results of operations of HCM as of and for the three and six months ended June 30, 2005. For more information, the reader should obtain a copy of HCM's Annual Report on Form 10-K for the year ended December 31, 2004 and a copy of HCM's Quarterly Report on Form 10-Q for the three and six months ended June 30, 2005, available at HCM's Web site, www.hanovercapitalholdings.com.

                                     * * * *